UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2016

MERIDIAN WASTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004
 (Address of principal executive offices)

(678) 871-7457
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Jeffrey Cosman - Employment Agreement, Director Agreement and Restricted Stock Agreement

On March 11, 2016, Meridian Waste Solutions, Inc. (the “Company”) entered into an employment agreement with Mr. Cosman (the “Cosman Employment Agreement”). Mr. Cosman is currently the Chief Executive Officer and Chairman of the Board of Directors of the Company and prior to the execution and delivery of the Cosman Employment Agreement, terms of Mr. Cosman’s employment were governed by that certain previous employment agreement assumed by the Company in connection with the Company’s purchase of certain membership interests owned by such previous employer on October 17, 2014. The Cosman Employment Agreement has an initial term from March 11, 2016 through December 31, 2017 and the term will automatically renew for one (1) year periods unless otherwise terminated in accordance with the terms therein. Mr. Cosman will receive a base salary of $525,000 and Mr. Cosman’s compensation will increase by 5% on January 1 of each year. Mr. Cosman may also receive a cash bonus based on the Company’s performance relative to its annual target performance, as well as an annual equity bonus in the form of restricted common stock, in accordance with the Company’s 2016 Equity and Incentive Plan (the “Plan”) and subject to the restrictions contained therein, equivalent to 6% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities and equity or debt financings during the preceding year. Upon any termination of Mr. Cosman’s employment with the Company, except for a termination for Cause, Mr. Cosman shall be entitled to a severance payment equal to the greater of (i) five years’ worth of the then--existing base salary and (ii) the last year’s bonus.

On March 11, 2016, the Company entered into a director agreement with the Company’s Chairman of the Board of Directors (the “Board”) and Chief Executive Officer, Jeffrey Cosman (the “Cosman Director Agreement”). Mr. Cosman is to receive, as compensation, twenty-five thousand (25,000) shares of the Company’s common stock upon the execution of the Cosman Director Agreement. Additionally, pursuant to the Cosman Non-Qualified Option Agreement (defined below), Mr. Cosman was issued 75,000 options to purchase common stock of the Company (the “Options”). The exercise price of the Options is 110% of the fair market value of the Company’s common stock at the time of grant. The Options shall vest in equal amounts over a period of three (3) years at the rate of 6,250 shares per fiscal quarter, commencing in the fiscal quarter the Cosman Director Agreement is executed. The Options are exercisable for a period of five (5) years from the date of execution of the Cosman Director Agreement.

On March 11, 2016, the Company entered into a restricted stock agreement with Mr. Cosman (the “Cosman Restricted Stock Agreement”), pursuant to which 4,253,074 shares of the Company's common stock, subject to certain restrictions set forth in the Cosman Restricted Stock Agreement, were issued to Mr. Cosman pursuant to the Cosman Employment Agreement and the Plan.

The above descriptions of the Cosman Employment Agreement and Cosman Director Agreement do not purport to be complete and are qualified in their entirety by the full text of the Cosman Employment Agreement, and form of Director Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Walter H. Hall, Jr. - Director Agreement and Employment Agreement

On March 11, 2016, the Company entered into a director agreement with Mr. Walter H. Hall, Jr. (the “Hall Director Agreement”), concurrent with Mr. Hall’s appointment to the Board of Directors of the Company (the “Board”) effective March 11, 2016 (the “Effective Date”). Mr. Hall is to receive, as compensation, twenty five thousand (25,000) shares of the Company’s common stock upon the execution of the Hall Director Agreement. Additionally, pursuant to the Hall Non-Qualified Option Agreement (as defined below), Mr. Hall was issued 75,000 Options. The exercise price of the Options is 100% of the fair market value of the Company’s common stock at the time of grant. The Options shall vest in equal amounts over a period of three (3) years at the rate of 6,250 shares per fiscal quarter, commencing in the fiscal quarter the Hall Director Agreement is executed. The Options are exercisable for a period of five (5) years from the date of execution of the Hall Director Agreement.

On March 11, 2016, the Company entered into an executive employment agreement with Mr. Hall (the “Hall Employment Agreement”). Mr. Hall will have the title of President and Chief Operating Officer. The Hall Employment Agreement has an initial term of thirty-six (36) months and the term will automatically renew for one (1) year periods, unless otherwise terminated pursuant to the terms contained therein. Mr. Hall will receive a base salary of $300,000 beginning upon the Company’s closing of acquisitions in the aggregate amount of $35,000,000 from the date the Hall Employment Agreement is executed. Mr. Hall may also receive an annual bonus of up to $175,000, or such larger amount approved by the Board, as well as an annual equity bonus (in the form of restricted common stock, in accordance with the Plan and subject to the restrictions contained therein) equivalent to 2% of the value of all acquisitions by the Company or its subsidiaries of substantially all the assets of existing businesses or of controlling interests in existing business entities and equity or debt financings during the preceding year. Additionally, Mr. Hall received two million (2,000,000) restricted shares of the Company’s common stock upon the execution of the Hall Employment Agreement.

The above descriptions of the Hall Director Agreement and Hall Employment Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of Director Agreement and Hall Employment Agreement, which are attached hereto as Exhibit 10.2, and Exhibit 10.3 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities and Use of Proceeds.

Item 1.01 is hereby incorporated by reference.

On March 11, 2016 the Company issued 2,025,000 shares of the Company’s common stock to Walter Hall pursuant to the Hall Employment Agreement and the Hall Director Agreement and 25,000 shares of the Company’s common stock to Jeffrey Cosman pursuant to the Cosman Director Agreement.

In the aggregate, the amount of shares issued in the foregoing transactions exceeds 5% of the Company’s total outstanding shares. As of November 16, 2015, the Company had 17,658,644 shares of common stock issued and outstanding.

The above issuance was made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 1.01 is hereby incorporated by reference.

Appointment of Director, President and Chief Operating Officer

Effective March 11, 2016, the Board approved the appointment of Mr. Walter H. Hall as a member of the Board and as a President and Chief Operating Officer. Below is a description of Mr. Hall's professional work experience.

Walter H. Hall, age 58

Walter H. Hall, age 58, brings 25 years of management experience in the waste industry. Most recently Mr. Hall served as Chief Operating Officer for Advanced Disposal Services, Inc., from 2001 through 2014, where he had direct responsibility for profit and loss decisions, development and implementation of strategic marketplace plans, sales, safety, acquisitions, and coordination of assets and personnel for a company having operations in 18 states with annual revenues in excess of $1.3 billion. Prior to that, Mr. Hall held positions as President and General Manager with Southland Waste Systems and Southland Waste Systems of Georgia, respectively, following six years with Brown Ferris Industries as District Manager and Regional Operations Manager.

Mr. Hall has an undergraduate degree from Mississippi College.

The Board believes that Mr. Hall’s extensive and directly applicable experience within the waste industry makes him ideally qualified to help lead the Company towards continued growth.

Family Relationships

Mr. Hall does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1*	Employment Agreement, dated March 11, 2016, by and between the Company and Jeffrey Cosman.
10.2*	Form of Director Agreement.
10.3*	Executive Employment Agreement, dated March 11, 2016, by and between the Company and Walter Hall.

*filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: March 17, 2016	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer